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                                                                  EXHIBIT 23.2

             Consent of Independent Certified Public Accountant

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 1, 2001 included in Founders Food & Firkins Ltd.'s Form 10-KSB/A for the year ended December 31, 2000 and to all references to our firm included in this registration statement.


Minneapolis, Minnesota

September 6, 2001

                             /s/ SCHECHTER DOKKEN KANTER ANDREWS & SELCER LTD.